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                                                                  Exhibit 23(b)




        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


Board of Directors
Butler Manufacturing Company


     We consent to the incorporation by reference in the Registration Statement on Form S-8 being filed under the Securities Act of 1933 by Butler Manufacturing Company with respect to its Stock Incentive Plans of 1979, 1987 and 1996 and its Directors Stock Compensation Program (the "Plans"), to be used in registering shares of Butler Manufacturing Company Common Stock, of our reports dated February 2, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of Butler Manufacturing Company and consolidated subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are incorporated by reference or included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


s/KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Kansas City, Missouri
April 15, 1996




























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